NAME OF REGISTRANT:

Franklin Growth and Income Fund

File No. 811-334

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders.

FRANKLIN GROWTH AND INCOME FUND

CONSENT OF SOLE SHAREHOLDER

Pursuant to the provisions of Section 5.04 of Article V of the Agreement and Declaration of Trust of Franklin Growth and Income Fund, a Delaware business trust (the "Trust"), which governs actions taken by unanimous written consent of shareholders, the undersigned, being the sole shareholder of the Trust, does hereby waive the requirement of written notice of the actions set forth herein, and does hereby approve, ratify and consent to the following resolutions:

NOW, THEREFORE, IT IS

RESOLVED, that the reorganization of Franklin Equity Fund, a California corporation (the "Fund") and the Trust pursuant to an Agreement and Plan of Reorganization (the "Reorganization"), which will involve: (i) the acquisition by the Trust of substantially all of the assets of the Fund in exchange solely for shares of beneficial interest in the Trust; (ii) the distribution of such shares of beneficial interest of the Trust to the shareholders of the Fund according to their respective interest; and (iii) the dissolution of the Fund as soon as practicable after the closing of the Reorganization is hereby approved; and it is

FURTHER RESOLVED, that the Agreement and Plan of Reorganization through which the Reorganization shall be accomplished is hereby approved; and it is

FURTHER RESOLVED, that the following individuals shall serve as trustees of the Trust until their successors are elected and shall qualify:

Frank H. Abbott, III

Harris J. Ashton

S. Joseph Fortunato

Charles B. Johnson

Charles E. Johnson

Rupert H. Johnson, Jr.

Frank W.T. LaHaye

Gordon S. Macklin

R. Martin Wiskemann

and it is

FURTHER RESOLVED, that the selection of PricewaterhouseCoopers, LLP as independent auditors for the Trust's fiscal year ending June 30, 2001, be presented to the Fund (as the sole shareholder of the Trust on the closing date of the Reorganization) prior to the offering of its shares, for ratification and approval; and it is

FURTHER RESOLVED, that the proposed Management Agreement, which is substantially identical to the existing agreement between Franklin Advisers, Inc. and the Franklin Equity Fund, be, and it hereby is approved by the Board of Trustees of the Trust and that the appropriate officers of the Trust, be, and hereby are, authorized and directed to enter into and execute such agreement with such modifications as the officer executing the Agreement shall deem appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body; and

FURTHER RESOLVED, that the compensation payable by the Trust to Franklin Advisers, Inc. under the Management Agreement is approved; and

FURTHER RESOLVED, that the officers of the Trust are directed to submit the above-referenced Management Agreement to the Fund (as the sole shareholder of the Trust on the closing date of the Reorganization) prior to the offering of its shares, for ratification and approval.

IN WITNESS WHEREOF, the undersigned, being the sole shareholder of the Trust has executed this consent as of the ____ day of August, 2000.

FRANKLIN EQUITY FUND

By: Harmon E. Burns

Harmon E. Burns

Vice President

Filed with the minutes of the proceedings of the Trust, this ____ day of August, 2000.

Murray L. Simpson

Murray L. Simpson

Secretary

At a continuation of the July 14, 2000 Special Shareholder's Meeting (adjourned) of the Franklin Equity Fund (now called the Franklin Growth and Income Fund) held on August 4, 2000, the following items were voted upon:

1. Regarding the First Proposal to elect nominees for Directors:

Trustees	Shares For	Withheld or Abstain
Frank H. Abbott, III Harris J. Ashton S. Joseph Fortunato Charles B. Johnson Charles E. Johnson Rupert H. Johnson,Jr. Frank W.T. LaHaye Gordon S. Macklin R. Martin Wiskemann	52,722,764.534 52,852,903.110 52,812,117.583 52,809,023.291 52,770,236.288 52,848,822.509 52,807,145.307 52,771,776.646 52,805,351.523	2,171,084.854 2,040,946.278 2,081,731.805 2,084,826.097 2,123,613.100 2,045,026.879 2,086,704.081 2,122,072.742 2,088,497.865

2. Regarding the Second Proposal to ratify the selection of PricewaterhouseCoopers LLP, as the independent auditors for the Fund for the fiscal year ended June 30, 2000:

Shares For	Shares Against
52,341,544.787	372,070.755

3. Regarding the Third Proposal to approve amendments to certain of the Fund's fundamental investment restrictions (includes seven (7) Sub-Proposals):
  To amend the Fund's fundamental investment restriction regarding borrowing:

Shares For	Shares Against
41,899,993.959	2,272,398.262

  To amend the Fund's fundamental investment restriction regarding underwriting:

Shares For	Shares Against
42,535,405.380	1,514,665.945

  To amend the Fund's fundamental investment restriction regarding lending:

Shares For	Shares Against
42,205,018.043	1,898,961.394

  To amend the Fund's fundamental investment restrictions regarding investments in real estate and commodities:

Shares For	Shares Against
42,187,821.002	1,936,891.359

  To amend the Fund's fundamental investment restriction regarding short sales and issuing senior securities:

Shares For	Shares Against
42,009,319.853	2,045,366.700

  To amend the Fund's fundamental investment restriction regarding industry concentration:

Shares For	Shares Against
42,466,346.853	1,655,884.979

  To amend the Fund's fundamental investment restriction regarding diversification of Investments:

Shares For	Shares Against
42,875,281.329	1,377,627.132

  Regarding the Fourth Proposal to approve the elimination of certain of the Fund's fundamental investment restrictions:

Shares For	Shares Against
42,091,049.015	1,993,743.500

  Regarding the Fifth Proposal to approve the reorganization of the Fund from a California corporation to a Delaware business trust:

Shares For	Shares Against
42,852,479.429	1,574,883.301

  Regarding the Sixth Proposal to amend the Fund's charter to change the Fund's name to "Franklin Growth and Income Fund" in the event that Proposal 5 is not approved:

Shares For	Shares Against
43,364,276.849	1,205,798.679

7. Regarding the Seventh Proposal to grant the proxyholders authority to vote upon any other business that may properly come before the Meeting or any adjournment thereof:

Shares For	Shares Against
50,690,765.583	1,530,880.206

There being no further business to come before the meeting, upon motion duly made, seconded and carried, the Meeting was adjourned.

Dated: August 4, 2000 __David P. Goss_____________________

David P. Goss

Acting Secretary